EXHIBIT 10.1

LOAN AGREEMENT DATED AS OF APRIL 14, 2008 AMONG
GALAXY ENERGY CORPORATION AND DOLPHIN ENERGY CORPORATION, BORROWERS,
AND BRUNER FAMILY TRUST, LENDER

LOAN AGREEMENT

Dated as of April 14, 2008

Among

GALAXY ENERGY CORPORATION
AND
DOLPHIN ENERGY CORPORATION
Borrowers

and

BRUNER FAMILY TRUST
Lender

This LOAN AGREEMENT, dated as of April14, 2008, is by and among Galaxy Energy Corporation, a Colorado corporation, and Dolphin Energy Corporation, a Nevada corporation, debtors and debtors-in-possession (together, the “Borrowers”), and Bruner Family Trust (the “Lender”).

RECITALS

A.           The Borrowers are independent oil and gas companies primarily engaged in the exploration for, and the acquisition and development of, crude oil and natural gas.  The Borrowers filed their respective voluntary petitions for relief under chapter 11 of title 11 of the United States Code on March 14, 2008 (the “Petition Date”) in the United States Bankruptcy Court for the District of Colorado.

B.           The Borrowers have requested that the Lender provide the Borrowers with a line of credit in the amount of up to $4,368,100.00 to provide working capital to fund the Borrowers’ business operations in accordance with the Budget (defined below).

C.           Subject to the terms and conditions set forth herein, the Lender has agreed to provide such line of credit.

NOW THEREFORE, the parties hereto hereby agree, effective upon the Loan Commencement Date (as hereinafter defined), as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

“Agent’s 507(b) Claim” has the meaning assigned to such term in the Interim Order and Final Order.

“Agent’s Adequate Protection Lien” has the meaning assigned to such term in the Interim Order and Final Order.

“Agreement” means this Loan Agreement, as amended or supplemented from time to time.  References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

“Banking Day” means any day other than a day on which commercial banks are not authorized or required to close in the United States.

“Bankruptcy Cases” means the chapter 11 cases of Borrowers pending before the Bankruptcy Court under Case Nos. 08-13164 and 08-13166.

“Bankruptcy Code” means title 11 of the United States Code, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Colorado, or such other court having original jurisdiction over the Bankruptcy Cases.

“Borrowers” has the meaning assigned to such term in the preamble hereto.

“Budget” means, collectively, the emergency (one month) and the final (six and one-half months) itemized budgets of the Borrowers attached hereto as Exhibit 1 as such Budget may be amended, modified, extended or supplemented from time to time with the Lender’s consent.

“Carve-Out Expenses” means (i) the reasonable, unpaid fees and expenses of professionals, including professionals representing the official committee of unsecured creditors, if any, approved and allowed by orders of the Bankruptcy Court, up to an aggregate amount of $275,000; (ii) the amounts payable pursuant to 28 U.S.C. § 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court; and (iii) allowed fees and expenses of a chapter 7 trustee and professionals retained by such trustee in an aggregate amount not to exceed $10,000.

“Collateral” means all property, other than causes of action arising under chapter 5 of the Bankruptcy Code, of each of the Borrowers and their bankruptcy estates of any kind whatsoever, whether real, personal, or mixed, and whether now owned or hereafter acquired, including, without limitation, all inventory, equipment, fixtures, accounts, chattel paper, documents, general intangibles, instruments, money, real property interests, oil and/or gas leases, wells, lands, prospects, rights and interests owned by one or more of the Borrowers and including the production and the proceeds of production from oil and/or gas wells, and the interests of Galaxy Energy Corporation in each of its subsidiaries.

“Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Event of Default” has the meaning given such term in Section 10.1 hereof.

“Final Order” means an order of the Bankruptcy Court, in form and substance satisfactory to the Lender, finally approving this Agreement and the Loan made and to be made by the Lender in accordance with this Agreement, as the same may be amended, modified or supplemented from time to time with the express written consent of the Lender.

“Interim Order” means an order of the Bankruptcy Court, in form and substance satisfactory to the Lender, approving, on an interim basis, this Agreement and the Loan made and to be made by the Lender in accordance with this Agreement, as the same may be amended, modified or supplemented from time to time with the express written consent of the Lender.

“Lender” has the meaning assigned to such term in the preamble hereto.

“Lender’s Lien” has the meaning assigned to such term in Section 5.1.

“Lien” means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

“Loan” means the line of credit given by the Lender to the Borrowers in the principal amount of up to $4,368,100.00, as evidenced by the Note.

“Loan Commencement Date” has the meaning attributed thereto in Section 6.1 hereof.

“Loan Documents” means this Agreement, the Note and the Security Documents.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Borrowers (other than the customary adverse effects due to the Borrowers’ Bankruptcy Cases and the requirements of the Bankruptcy Code), (b) the validity or enforceability of this Agreement or any of the Loan Documents or the rights and remedies of the Lender hereunder or thereunder, or (c) the ability of either Borrower to perform its obligations under any of the Loan Documents.

“Material Environmental Amount” means an amount payable by either or both Borrowers in the aggregate in excess of $50,000 for costs to comply with any Environmental Law; costs of any investigation, and any remediation, required by any Environmental Law; and compensatory damages, punitive damages, fines, and penalties pursuant to any Environmental Law.

“Maturity Date” means the earliest of (i) the closing of any transaction pursuant to which any third party acquires substantially all of either of the Borrowers’ assets; (ii) the conversion of either of the Bankruptcy Cases to a case under chapter 7 of the Bankruptcy Code; (iii) the dismissal of either of the Bankruptcy Cases; (iv) the date on which any chapter 11 plan of reorganization becomes effective; (v) the occurrence of an Event of Default; or (vi) November 15, 2008.

“Note” means the Secured Revolving Promissory Note in the amount of $4,368,100.00, or so much thereof as shall be advanced, payable to or to the order of the Lender, substantially in the form of Exhibit 2 attached hereto, and all promissory note(s) delivered in substitution or exchange therefor, as any such notes shall be modified and supplemented and in effect from time to time.

“Obligations” means all indebtedness, obligations and liabilities of the Borrowers to the Lender incurred under or related to this Agreement, the Note or any other Loan Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including the principal amount of the Loan outstanding, together with interest thereon, and all reasonable expenses and fees, including but not limited to all legal and accounting fees incurred by Lender, hereunder or under any other

Loan Document, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Note, or any other Loan Document.

“Orders” means the Interim Order, the Final Order and all other orders entered by the Bankruptcy Court in relation to this financing.

“Petition Date” means March 14, 2008.

“Security Documents” means, collectively, any mortgages, deeds of trust, assignments of production, security agreements, fixture filings, Uniform Commercial Code financing statements, and such other documents required by Lender granting the Lender a Lien in the Collateral or perfecting such Lien.

ARTICLE II

THE LOAN

2.1  The Loan.

(a)  Subject to the terms and conditions set forth herein, the Lender agrees to make advances to the Borrowers from time to time during the period beginning with the Loan Commencement Date and ending on September 30, 2008, in an aggregate principal amount not to exceed the amount of the Note, as a revolving line of credit.

(b)  Notwithstanding anything herein to the contrary, the Lender shall have no obligation to make advances under the Note in excess of the amounts authorized by the Interim Order or Final Order, and any reference herein to the amount of the Loan shall be automatically reduced to the amounts so authorized.  Consistent with the foregoing, until entry of the Final Order, advances by the Lender under this Agreement shall be limited to the amount expressly authorized by the Interim Order.

2.2  Advances.  Advances shall be made pursuant to the Budget with a fifteen percent (15%) monthly variance per line item in excess of expenses listed in the Budget, but subject to a maximum ten percent (10%) cumulative variance per month in excess of the line items in the Budget titled “Bruner Trust Borrowings” and “Bruner Trust to cover field work;” provided, however, that in no event shall the Lender be required to lend any amount in excess of $4,368,100.00, the amount of the Note.  For the purposes of calculating the 15% monthly variance per line item set forth in the foregoing sentence, all line items of less than $10,000 in the Budget shall in the aggregate be considered to be a single line item.  The Borrowers shall give the Lender notice of each advance hereunder as provided in Section 4.3 hereof.  On the date specified for each advance, the Lender shall, subject to the terms and conditions of this Agreement, make available the amount of such advance to the Borrowers by depositing the same, in immediately available funds, in segregated accounts of the Borrowers designated for such purpose.

2.3  Use of Proceeds.  The Borrowers hereby covenant, represent and warrant that the proceeds of the Loan made to them will be used solely to fund the Borrowers’ continued

ordinary course operations and working capital needs, including the costs of the Borrowers’ Bankruptcy Cases, solely in accordance with the Budget and Section 2.2 above.

2.4  Note.      The Loan made by the Lender hereunder shall be evidenced by the Note dated as of the date hereof.

2.5  No Discharge; Survival of Claims. The Obligations shall survive the entry of an order (i) confirming any chapter 11 plan in the Bankruptcy Cases, (ii) converting the Bankruptcy Cases to cases under chapter 7 of the Bankruptcy Code, or (iii) dismissing the Bankruptcy Cases.  The super-priority administrative claim granted to the Obligations and all Liens granted to the Lenders shall continue in full force and effect and maintain their priority as set forth in the Orders until full payment of the Obligations.

2.6  Waiver of Any Priming Rights.  The Borrowers hereby irrevocably waive any right, pursuant to Sections 364(c) or 364(d) of the Bankruptcy Code or otherwise, to grant any Lien of equal or greater priority than the Liens securing the Obligations, or to approve or grant a claim of equal or superior priority to the Obligations other than the Carve-Out Expenses.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST

3.1  Principal.  Each of the Borrowers jointly and severally and unconditionally promises to pay the Lender all Obligations, including the then unpaid principal amount of the Loan and all accrued but unpaid interest, on the Maturity Date.  Except as otherwise agreed to by the Lender, the Borrowers shall repay the principal amount advanced on the Note from time to time as funds become available (after the payment of ordinary course operating expenses consistent with the Budget) from the cash generated by proceeds of sales of the Borrowers’ assets (after the payment of any senior Liens).

3.2  Interest.  Interest on the outstanding principal balance of the Note shall accrue at the rate of ten percent (10%) per annum until payment of the principal in full.  If an Event of Default occurs, at the Lender’s option pursuant to Section 10.2 below, the entire amount of the Secured Revolving Promissory Note shall be due and payable and shall bear interest at the rate of thirteen percent (13%) per annum.

3.3  Optional Prepayments.  The Borrowers shall have the right to prepay the Loan, at any time or from time to time, without penalty, but with interest on the amount prepaid to the date of such prepayment.

ARTICLE IV

PAYMENTS; COMPUTATIONS; ADVANCES

4.1  Payments.

(a)  Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers to the Lender under this Agreement, the

Note and the other Loan Documents, shall be made in immediately available funds, without deduction, set-off or counterclaim, into a designated account (in accordance with wire instructions to be provided by the Lender to the Borrowers) on the date on which such payment is due.

(b)  If the due date of any payment under this Agreement or the Note would otherwise fall on a day that is not a Banking Day, such date shall be extended to the next succeeding Banking Day, and interest shall be payable for any principal so extended for the period of such extension.

4.2  Computations.  Interest hereunder shall be computed on the basis of a year of 365 days.

4.3  Requests for Advances.  Unless the Borrowers and the Lender agree otherwise, Lender shall make biweekly advances.  Each advance shall be in the amount contained in the Budget for the two-week period for which the advance is made.  Requests by the Borrowers to the Lender for additional advances shall be effective only if agreed to by the Lender and only if received by the Lender not later than 12:00 p.m. Mountain Standard or Daylight Time, as applicable, three (3) Banking Days prior to the requested date of the advance.

ARTICLE V

SECURITY; ADMINISTRATIVE PRIORITY

5.1  Grant of Lien.

(a)  Pursuant to this Agreement and the Security Documents and pursuant to § 364(c)(2) and (3) of the Bankruptcy Code, and to secure the Obligations, the Borrowers hereby assign, pledge, transfer, grant, confirm and set over unto the Lender a Lien in and to the Collateral (the “Lender’s Lien”).

(b)  The Lender’s Lien shall be a valid, perfected, and enforceable Lien on the Collateral and shall be a first priority Lien; provided, however, that the Lender’s Lien shall be subject only to (i) any valid, perfected, and enforceable Liens on any of the Collateral in effect as of the Petition Date, (ii) the Carve-Out Expenses, (iii) Permitted Postpetition Statutory Liens (as defined in Article IX below) to the extent such Permitted Postpetition Statutory Liens are accorded a priority over the Lender’s Lien; (iv) the Agent’s Adequate Protection Lien, and (v) the Agent’s 507(b) Claim.  The Lender’s Lien and its priority shall remain in effect until the Loan has been terminated and all Obligations have been irrevocably repaid in cash in full.

5.2  Administrative Priority.  The Obligations of the Borrowers shall constitute allowed administrative expenses in the Bankruptcy Cases having super-priority status under § 364(c)(1) of the Bankruptcy Code over all other administrative expenses and unsecured claims against the Borrowers now existing or hereafter arising of any kind or nature whatsoever, including without limitation all administrative expenses, charges and claims of the kind specified in §§ 326, 330, 331, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), and 726(b) of the Bankruptcy Code, except for the Carve-Out Expenses and the Agent’s Adequate Protection Lien and the Agent’s 507(b) Claim.

5.3  Grants, Rights and Remedies Cumulative.  The Lender’s Lien and the administrative priority granted pursuant to Section 5.2 hereof may be independently granted by the Loan Documents, the Orders and by other agreements hereafter entered into.  This Agreement, the other Loan Documents, the Orders and such other agreements hereinafter entered into supplement each other, and the grants, priorities, rights and remedies of the Lender hereunder and thereunder are cumulative.

5.4  No Filings Required.  The Lender’s Lien referred to herein shall be deemed valid, perfected and enforceable by entry of the Interim Order or Final Order, as the case may be, whichever occurs first.  The Lender shall not be required to file any financing statements, notices of Lien, mortgages, deeds of trust, assignments of production, fixture filings or similar instruments in any jurisdiction or filing office, or to take possession of any Collateral or to take any other action in order to validate or perfect the Lien granted by or pursuant to this Agreement, the Interim Order or the Final Order, as the case may be, or any other Loan Document.  The Borrowers consent to the modification of the automatic stay under § 362 of the Bankruptcy Code to permit the Lender, if the Lender so desires, to file any such financing statements, notices of Lien, mortgages, deeds of trust, assignments of production, fixture filings or similar instruments, take possession of any Collateral, or take any other action to evidence, validate or perfect the Lien in the Collateral.

5.5  Survival.  Except as approved by Lender in writing, the Lender’s Lien, its priority, administrative priority and other rights and remedies granted to the Lender pursuant to this Agreement and the other Loan Documents shall not be modified, altered, primed or impaired in any manner by any other financing or extension of credit to the Borrowers (pursuant to § 364 of the Bankruptcy Code or otherwise) or by any dismissal or conversion of either of the Bankruptcy Cases or, with respect to the Loan, any modification, amendment or reversal or stay of the Interim Order or the Final Order, as the case may be, or by any other act or omission whatsoever.

ARTICLE VI

CONDITIONS PRECEDENT

6.1  Conditions Precedent Pertaining to Loan.  The obligation of the Lender to make the Loan available hereunder shall occur on the date (the “Loan Commencement Date”), when the Lender has received each of the following, in form and substance satisfactory to the Lender:

(a)  the Note duly executed by the Borrowers;

(b)  any Security Documents requested by the Lender, together with such mortgages, deeds of trust, assignments of production, fixture filings, financing statements or other instruments which in the opinion of the Lender are desirable to perfect the Lender’s Lien created hereby and the Security Documents, duly executed by the Borrowers;

(c)  evidence that the Interim Order or the Final Order shall have been entered by the Bankruptcy Court approving the Loan, and each such Order shall be in full force and effect and shall not have been appealed, reversed, stayed, modified or amended; and

(d)  the Budget in form and substance acceptable to the Lender, setting forth the costs, expenses and working capital requirements of the Borrowers to be funded by the Loan.

6.2  Additional Conditions Precedent.  The obligation of the Lender to make the Loan is subject to the further conditions precedent that on the date of any advance the following statements shall be true:

(a)  the representations and warranties made by the Borrowers in Article 7 hereunder and in each of the other Loan Documents are true and correct in all material respects on and as of the date of the Loan as though made on and as of such date;

(b)  no Event of Default has occurred and is continuing, or would result from such borrowing;

(c)  the Orders, as the case may be, shall be in full force and effect and shall not have been appealed, reversed, stayed, modified or amended;

(d)  The Lender has not become aware of any information or other matter (including any matter relating to financial models and underlying assumptions relating to the Budget) affecting the Borrowers or the transactions contemplated hereby, that in its judgment is inconsistent in a material and adverse manner with any such information or other matter disclosed to it prior to the date of this Agreement;

(e)  The Lender has received such additional information as the Lender may reasonably request; and

(f)  Nothing has occurred since the Petition Date and is continuing which results in a Material Adverse Effect.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1  Incorporation, Good Standing and Due Qualification.  The Borrowers: (i) are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, as set forth in the Recitals; and (ii) have the power and authority and the legal right to own and operate their property and to carry on their businesses as presently conducted and as proposed to be conducted.

7.2  Corporate Power and Authority; No Conflicts.  The execution, delivery and performance by the Borrowers of the Loan Documents, the grant by the Borrowers and the perfection of the Lender’s Lien, and the exercise by the Lender of any rights and remedies hereunder or under the other Loan Documents have been duly authorized by necessary corporate action and do not and will not: (i) contravene any provision of the Borrowers’ respective charters or bylaws; (ii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrowers (other than entry of the Orders); or (iii) cause the Borrowers to be in material default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument except as provided by the Bankruptcy Code and the Orders.

7.3  Legally Enforceable Agreements.  Each Loan Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms.

7.4  Budget.  The Budget has been prepared by the Borrowers in light of the past operations of the business of the Borrowers.  The Budget is based upon estimates and assumptions stated therein, all of which the Borrowers believe to be reasonable and fair in light of current conditions and current facts known to the Borrowers and, as of the date hereof , reflect the Borrowers’ good faith and reasonable estimates of the future financial performance of the Borrowers and of the other information projected therein for the periods set forth therein.

7.5  Insurance.  The Borrowers maintain with financially sound and reputable insurers adequate insurance with respect to their property and businesses.

7.6  Ownership of Property. Each of the Borrowers has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property.

7.7  Bankruptcy Court Orders.  Each of the Orders, as the case may be, is in full force and effect, and has not been reversed, stayed, modified or amended.

7.8  Compliance with Law.  The Borrowers have all licenses, permits, consents or approvals from or by, and have made all filings with, and have given all notices to, all governmental authorities having jurisdiction, to the extent required for the ownership, operation and conduct of the Borrowers’ businesses, and are in compliance with all applicable provisions of law, including Environmental Laws, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

7.9  Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

(a)  The Borrowers: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of either of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to either of them will be timely attained and maintained, without material expense.

(b)  There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which either Borrower is or will be named as a party that is pending or, to the knowledge of either Borrower, threatened.

(c)  Neither of the Borrowers has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law.

(d)  Neither of the Borrowers has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

ARTICLE VIII

AFFIRMATIVE COVENANTS

So long as any Obligations shall remain outstanding, the Borrowers shall:

8.1  Maintenance of Existence.  Preserve and maintain their corporate existence and good standing in the respective jurisdictions of their organization.

8.2  Conduct of Business.  Subject to the provisions of the Bankruptcy Code, (i) continue to engage in an efficient and economical manner in a business of the same general type as conducted by them on the date of this Agreement; (ii) obtain from time to time all licenses, permits, authorizations or other forms of permission which under federal, state and local laws are necessary or advisable for operating and maintaining the conduct of their businesses (including, without limitation, copyrights, trademarks, patents and licenses to use tangible or intangible property and similar rights), and (iii) use their best efforts, in each case consistent with the Budget, to preserve and protect the value of the Collateral.

8.3  Maintenance of Properties and Executory Contracts and Leases.  Subject to the provisions of the Bankruptcy Code, maintain, keep and preserve all of their properties (tangible and intangible) including leased property, necessary or useful in the proper conduct of their businesses in commercially reasonable working order and condition, ordinary wear and tear excepted, and shall use their best efforts to ensure that all leases and executory contracts necessary or useful in the Borrowers’ businesses or operations remain in full force and effect, except to the extent otherwise consented to by the Lender.

8.4  Maintenance of Insurance.  Maintain insurance as is usually and customarily maintained with respect to the Collateral, with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

8.5  Compliance with Laws.  Comply in all respects with all applicable laws, rules, regulations and orders (including the Orders), such compliance to include, without limitation, complying with all Environmental Laws, and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon them or upon their property, subject to the limitations and requirements of the Bankruptcy Code and the Orders.

8.6  Environmental Laws.

(a)  Comply in all material respects with all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b)  Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all governmental authorities regarding Environmental Laws.

8.7  Right of Inspection.  (A) Keep proper books of records and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to their business and activities and (B) at any reasonable time and from time to time permit the Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrowers, and to discuss the affairs, finances and accounts of the Borrowers with any of their respective officers and directors and the Borrowers’ independent accountants.

8.8  Reporting Requirements.  Furnish to the Lender:

(a)  biweekly reports comparing actual to budgeted income and expenses;

(b)  copies of the monthly and other reports required by the Office of the United States Trustee contemporaneously when submitted to the Office of the United States Trustee;

(c)  copies of all documents and reports submitted to the Securities and Exchange Commission contemporaneously when submitted thereto; and

(d)  such further information relating to the Borrowers’ assets, financial condition, or operations as the Lender may reasonably request.

8.9  Notices.  Promptly give notice to the Lender of any of the following:

(a)  the occurrence of any Event of Default;

(b)  any (i) default or event of default under any contractual obligation of the Borrowers or (ii) litigation, investigation or proceeding which may exist at any time between the Borrowers and any governmental authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)  any litigation or proceeding affecting the Borrowers in which the amount involved is $10,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

(d)  the following events, as soon as possible after either Borrower knows or has reason to know thereof: (i) any adverse claim against the Collateral involving an amount in excess of $10,000 (individually or in the aggregate of all adverse claims), or (ii) any substantial change in the Collateral or of the occurrence of any event that could reasonably be expected to have a Material Adverse Effect; and

(e)  any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of the Borrowers setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto.

8.10  Further Assurances.  Execute, acknowledge, deliver, record, file, register, perform and do any and all such further acts, deeds, mortgages, deeds of trust, conveyances, security agreements, assignments, estoppel certificates, financing statements, assurances and other instruments as the Lender may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement or any other Loan Document, or to perfect and renew more fully the rights of the Lender with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by either Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto.  Upon the exercise by the Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Borrowers shall execute and deliver, or shall cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Lender may be required to obtain from any Borrowers for such governmental consent, approval, recording, qualification or authorization.

ARTICLE IX

NEGATIVE COVENANTS

So long as any Obligations shall remain outstanding, the Borrowers shall not, without the prior approval of the Lender:

(a)  seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Orders, as the case may be, except for modifications and amendments agreed to by the Lender;

(b)  seek, consent to or suffer to exist a priority for any administrative expense or unsecured claim against the Borrowers (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses, charges or claims of the kind specified in §§ 503(b), 506(c), and 507(b) of the Bankruptcy Code) equal or superior to the priority of the Lender in respect of the Obligations, except for the Carve-Out Expenses;

(c)  create, incur, or suffer to exist any Lien upon any of the Borrowers’ assets except for postpetition statutory Liens (such as mechanics’ liens) arising in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings (“Permitted Postpetition Statutory Liens”);

(d)  use the proceeds of the loan to finance in any way any action, suit, arbitration, proceeding, application, motion or other litigation challenging the validity, perfection, priority, extent or enforceability of the Obligations or the Liens of the Lender in the Collateral or any other Obligations of the Borrowers to the Lender;

(e)  with respect to Borrower Galaxy Energy Corporation, declare or pay any dividend, make any distribution on or redeem or otherwise acquire any of is capital stock, or pay or make any distribution to shareholders;

(f)  make any distribution under a chapter 11 plan in these Bankruptcy Cases; or

(g)  make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body without the prior written consent of the Lender.

ARTICLE X

EVENTS OF DEFAULT

10.1  Events of Default

.  Any of the following events shall be an “Event of Default”:

(a)  the Borrowers shall: (i) fail to pay the principal of the Note as and when due and payable; or (ii) fail to pay interest on the Note or other amount due hereunder as and when due and payable and such failure shall continue unremedied for ten (10) Banking Days.

(b)  any representation or warranty made by the Borrowers in this Agreement or in any other Loan Document, or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Loan Document, was incorrect in any material respect on or as of the date made or deemed made;

(c)  an order shall be entered by the Bankruptcy Court in either of the Bankruptcy Cases, or either of the Borrowers shall file in either of the Bankruptcy Cases an application for an order, for the appointment of (i) a trustee or (ii) an examiner with the authority to perform duties of a trustee (other than the duties solely of an examiner) in respect of the estate of either of the Borrowers or the operation of the business of either of the Borrowers;

(d)  an order shall be entered by the Bankruptcy Court dismissing either of the Bankruptcy Cases or converting either of the Bankruptcy Cases to a chapter 7 case;

(e)  any change in the senior management of either of the Borrowers not previously agreed to by the Lender;

(f)  an order shall be entered by the Bankruptcy Court without the express prior written consent of the Lender (i) revoking, reversing, staying, modifying, supplementing or amending the Orders or any them or any of the Loan Documents; or (ii) permitting any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority equal or superior to the priority of the Lender in respect of the Obligations, except for Carve-Out Expenses.

(g)  an application for any of the orders described in clauses (c), (d) or (f) above shall be made by (i) either of the Borrowers or (ii) a person other than the Borrowers and such application is not contested by the Borrowers in good faith or the relief requested is granted in an order that is not stayed pending appeal;

(h)  any material license, permit or other authorization by any federal, state or local government or any lease relating to the Collateral which, in each case, is necessary for the use or operation in the conduct of the businesses engaged in by the Borrowers on the date hereof shall be revoked or canceled or otherwise terminated; or

(i)  one or more judgments or decrees shall be entered against either Borrower involving a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000 or more (other than the allowances but not enforcement of claims in the Bankruptcy Cases), and all such judgments or decrees shall not have been vacated, discharged, stayed (including pursuant to Section 362 of the Bankruptcy Code) or bonded pending appeal within 15 days from the entry thereof;

(j)  the Loan Documents and the Orders shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected Lien having the priority provided herein and in the Orders pursuant to Section 364 of the Bankruptcy Code against the Borrowers, or either Borrower shall so allege in any pleading filed in any court, or any provision of any Loan Document shall, for any reason, cease to be valid and binding on either Borrower or either Borrower shall so state in writing;

(k)  any Material Adverse Effect shall occur after the Loan Commencement Date;

(l)  the bringing of a motion, taking of any action or the filing of any plan of reorganization by either Borrower: (a) to obtain additional financing under section 364(c) or (d) of the Bankruptcy Code or not otherwise permitted pursuant to the Loan Documents except, with the consent of the Lender, in connection with any financing the proceeds of which shall be used to repay in full the Obligations; (b) to grant any Lien on any Collateral except as permitted hereunder and under the other Loan Documents; (c) except as provided in the Interim Order or Final Order, as the case may be, to use cash collateral of the Lender under section 363(c) of the Bankruptcy Code without the prior written consent of the Lender; or (d) which is materially adverse to the Lender or its rights and remedies hereunder or its interest in the Collateral, including, without limitation, any such action or actions which seek to reduce, set-off or subordinate the Obligations or challenge the Lender’s Lien in any of the Collateral;

(m)  the filing by any Borrower of any plan of reorganization that does not provide for full payment of the Obligations as required herein, on or prior to the effective date of such plan of reorganization;

(n)  the entry of an order by the Bankruptcy Court granting relief from or modifying the automatic stay of section 362 of the Bankruptcy Code (i) to allow any creditor other than the Lender to execute upon or enforce a Lien on any Collateral in excess of $50,000 in the aggregate, or (ii) with respect to any Lien of or the granting of any Lien on any Collateral to any state or local environmental or regulatory agency or authority that would have a Material Adverse Effect;

(o)  the entry of an order in the Bankruptcy Cases avoiding or requiring repayment of any portion of the payments made on account of the Obligations;

(p)  the sale without the consent of the Lender of all or substantially all of the Borrowers’ assets either through a sale under section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Bankruptcy Cases, or otherwise, that does not provide for payment in full of the Obligations and termination of Lender’s commitment to make Loans hereunder;

(q)  the Borrowers shall: (i) fail to perform or observe any other term, covenant or agreement on its part to be performed or observed in any Loan Document, including the covenants contained in Article VIII and Article IX above, and such failure shall continue unremedied for ten (10) Banking Days after notice thereof or (ii) fail to comply with any of the terms or provisions of the Interim Order or the Final Order.

10.2  Consequences of an Event of Default.  Upon occurrence of an Event of Default, the Lender may, at its option, (a) without further notice or demand, declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (b) pursue any and all other rights, remedies and recourses available to the Lender, or (c) pursue any combination of the foregoing.  The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the Lender hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the Lender of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default.  All undertakings of the Borrowers contained in the Loan Documents shall survive any termination, and the Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents and the Orders until full payment of the Obligations.  The rights, remedies and recourses of the Lender shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefor shall arise, at the sole discretion of the Lender.  The acceptance by the Lender of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the Lender hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of Borrowers as provided herein.  If an Event of Default shall occur, in order to pursue such remedies as the Lender deems advisable, the Lender may seek from the Bankruptcy Court relief from the automatic stay and the Borrowers consent to, and will not contest, the Lender’s request for relief from the automatic stay on an expedited basis.

ARTICLE XI

MISCELLANEOUS

11.1  Amendments and Waivers.  The Borrowers and the Lender may from time to time enter into agreements amending, modifying or supplementing this Agreement, the Note or any other Loan Documents, and the Lender may from time to time grant waivers or consents to a departure from the due performance of the Obligations of the Borrowers hereunder or thereunder.  Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing.

11.2  Survival of Representations and Warranties.  All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loan hereunder.

11.3  Binding Effect and Assignability.  This Agreement shall be binding upon and inure to the benefit of the Lender, the Borrowers and their respective successors and assigns (including, except for the right to request Loans, any trustee or examiner or other person with expanded powers succeeding to the rights of the Borrowers or pursuant to any conversion to a case under chapter 7 of the Bankruptcy Code).  The Borrowers may not assign any of their rights or obligations under the Loan, this Agreement, the Note and the other Loan Documents without the prior written consent of the Lender and any such assignment without prior written consent shall be void.  The Lender may assign its interest in the Loan and this Agreement, the Note and the other Loan Documents without approval of the Borrowers.

11.4  Notices.  Any notice required to be given under this Agreement shall be given in writing and may be served either by personal delivery, facsimile, Federal Express or similar over-night delivery or by depositing the same in first class mail, postage prepaid, addressed to the respective parties as indicated below, or such different address as a party may have fixed by notice hereunder:

To Lender:

            Bruner Family Trust
            c/o Marc E. Bruner, Co-Trustee
            1331 17th Street, Suite 1050
            Denver, Colorado 80202
            Telephone No.:  (303) 293-2300
            Facsimile No.:  (303) 293-2417

            and
            Bruner Family Trust
            c/o Cynthia L. Gausvik, Co-Trustee
            8484 Westpark Drive, Suite 900
            McLean, Virginia  22102
            Telephone No.:  (703) 744-8040
            Facsimile No.:  (703) 744-8001

with a copy to:

            Carl A. Eklund, Esq.
            Ballard Spahr Andrews & Ingersoll, LLP
            1225 17th Street, Suite 2300
            Denver, Colorado  80202
            Telephone No.: (303) 292-2400
            Facsimile No.: (303) 296-3956

To Borrowers:

            Galaxy Energy Corporation
            Dolphin Energy Corporation
            1331 17th Street, Suite 1050
            Denver, Colorado 80202
            Attn:  Marc E. Bruner, President
            Telephone No.:  (303) 293-2300
            Facsimile No.:  (303) 293-2417

with a copy to:

            Douglas W. Jessop, Esq.
            Jessop & Company, P.C.
            303 East 17th Avenue, Suite 930
            Denver, Colorado 80203
            Telephone No.: (303) 860-7700
            Facsimile No.: (303) 860-7233

Notices delivered personally shall be effective upon delivery.  Notices transmitted by facsimile or overnight delivery shall be effective when received provided such are received during normal business hours, otherwise they shall be effective the next business day.  Notices delivered by mail shall be effective 72 hours after mailing.

11.5  Headings.  The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

11.6  Severability.  The provisions of this Agreement are intended to be severable.  If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7  Payment of Expenses.  Borrowers agree to reimburse the Lender for all of its out-of-pocket costs and expenses, including the reasonable fees and disbursements of the Lender’s attorneys, accountants and other professionals, incurred by the Lender in connection with this Loan, including all costs and expenses incurred in connection with the development and preparation of this Loan and the Loan Documents, the enforcement or preservation of any of the Lender’s rights under any of the Loan Documents, and the administration of the transactions contemplated hereby.

11.8  Counterparts and Facsimile.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.  This Agreement may also be executed via facsimile, provided the original signature pages are executed and delivered within ten (10) days thereafter.

11.9  Integration.  The Loan Documents set forth the entire agreement between the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.  This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the parties, at arm’s length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.

11.10  Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, except to the extent governed by the Bankruptcy Code and without regard to Colorado conflict of laws provisions, and shall be deemed to have been drafted by all parties hereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GALAXY ENERGY CORPORATION

By:
Name:
Title:

DOLPHIN ENERGY CORPORATION

By:
Name:
Title:

BRUNER FAMILY TRUST

By:
Name:  Marc E. Bruner
Title:  Co-Trustee

and

By:
Name:  Cynthia L. Gausvik
Title:  Co-Trustee

EXHIBIT 1

Budget

See attached.

**GALAXY ENERGY CORPORATION**
**Consolidated Budget**

| | 3/15-3/31/2008 | 4/30/2008 | 5/31/2008 | 6/30/2008 | 7/31/2008 | 8/31/2008 | 9/30/2008 |
|---|---|---|---|---|---|---|---|
| Opening Cash Balance | 13,180 | 6,754 | 6,814 | 6,638 | 6,915 | 6,792 | 6,352 |
| **SOURCES** | | | | | | | |
| Bruner Trust Borrowings | 185,000 | 975,000 | 437,000 | 488,000 | 616,000 | 435,000 | 485,000 |
| Bruner Trust to cover field work | | | 235,000 | 115,000 | | | |
| Interest Income | - | - | - | - | - | - | - |
| Property Sales | - | - | - | - | - | - | - |
| Powder | - | - | - | - | - | - | - |
| Piceance | - | - | - | - | - | - | - |
| O&G Revenue | - | - | - | - | - | - | - |
| Powder River Basin | 1,400 | 1,500 | 1,600 | 1,700 | 1,800 | 1,800 | 1,900 |
| Piceance Basin | 40,000 | 40,000 | 40,000 | 40,000 | 40,000 | 40,000 | 40,000 |
| Cash Collateral (held)/paid as interest | (41,400) | 41,400 | (41,600) | (41,700) | 83,300 | (41,800) | (41,900) |
| Total Sources | 185,000 | 1,057,900 | 672,000 | 603,000 | 741,100 | 435,000 | 485,000 |
| **EXPENDITURES** | | | | | | | |
| **Field Expense** | | | | | | | |
| Lease Operating Expense | 21,214 | 105,000 | 105,700 | 106,405 | 107,114 | 107,828 | 108,547 |
| Severance Tax | 2,100 | 2,100 | 2,100 | 2,100 | 2,100 | 2,100 | 2,100 |
| Legal | - | 5,000 | 5,000 | 5,000 | 5,000 | 5,000 | 5,000 |
| Royalty Payments | 8,800 | 8,800 | 8,800 | 8,800 | 8,800 | 8,800 | 8,800 |
| Powder River Energy | - | 34,000 | 34,085 | 34,170 | 34,256 | 34,341 | 34,427 |
| Other Utility | - | 10 | 10 | 10 | 10 | 10 | 10 |
| Delay Rental | - | 6,000 | 6,000 | 6,000 | 6,000 | 6,000 | 6,000 |
| Gas Gathering | 2,100 | 2,109 | 2,118 | 2,126 | 2,135 | 2,144 | 2,153 |
| Surface Damages | - | 2,800 | 2,800 | 2,800 | 2,800 | 2,800 | 2,800 |
| Workover Expense | - | 7,700 | 7,751 | 7,803 | 7,855 | 7,907 | 7,960 |
| | - | - | - | - | - | - | - |
| **G&A** | - | - | - | - | - | - | - |
| Salaries | 23,000 | 46,000 | 46,000 | 46,000 | 46,000 | 46,000 | 46,000 |
| Employee Benefits/Housing | 12,175 | 12,175 | 12,175 | 12,175 | 12,175 | 12,175 | 12,175 |
| Travel & Entertainment | 3,600 | 7,200 | 7,200 | 7,200 | 7,200 | 7,200 | 7,200 |
| Legal | - | 13,500 | 13,500 | 13,500 | 13,500 | 13,500 | 13,500 |
| Investor Relations | 7,000 | 17,400 | 17,400 | 17,400 | 17,400 | 17,400 | 17,400 |
| Office Rent & Expenses | 14,437 | 14,437 | 14,437 | 14,437 | 14,437 | 14,437 | 14,437 |
| Accounting Support | 12,000 | 54,000 | 34,100 | 34,100 | 34,100 | 34,100 | 34,100 |
| Transfer Agent Fees | - | 2,000 | 2,000 | 2,000 | 2,000 | 2,000 | 2,000 |
| Insurance | - | - | - | 10,197 | 10,197 | 10,197 | 10,197 |
| Pannonian Expenses | - | 3,500 | 3,500 | 3,500 | 3,500 | 3,500 | 3,500 |
| Investment Banking Fees | - | 8,000 | 8,000 | 8,000 | 8,000 | 8,000 | 8,000 |
| Audit Fees | - | 15,000 | - | 10,000 | - | - | 10,000 |
| Tax Prep Fees | - | 7,000 | - | 5,000 | - | 5,000 | - |
| Directors Fees | - | 43,500 | - | 43,500 | - | - | 43,500 |
| Reserve Report Prep Fees | - | - | - | - | - | - | - |
| Annual Report Prep & Distribution | - | 25,000 | 20,000 | - | - | - | - |
| **Bankruptcy Expense** | 85,000 | 85,000 | 85,000 | 85,000 | 85,000 | 85,000 | 85,000 |
| **Drilling, Completion & Facilities** | | | | | | | |
| Powder River Basin | - | - | 234,500 | 115,500 | - | - | - |
| Piceance Basin | - | - | - | - | - | - | - |
| **Interest Expense** | | | | | | | |
| Bruner Trust DIP Loan | | 4,483 | 9,973 | 14,223 | 18,287 | 21,790 | 24,857 |
| Amount Paid | | | | | | | |
| Amount Accrued | | (4,483) | (9,973) | (14,223) | (18,287) | (21,790) | (24,857) |
| Senior Debt | | | | | | | |
| Amount Paid | | 375,610 | | | 311,644 | | |
| Amount Accrued | | | | | | | |
| **Deposits** | | | | | | | |
| Powder River Energy | - | 64,000 | - | - | - | - | - |
| Bear Paw Energy | - | 9,000 | - | - | - | - | - |
| **Assume Contract and Cure** | | | | | | | |
| Continental Production | - | 82,000 | - | - | - | - | - |
| AP/AR Changes | - | - | - | - | - | - | - |
| Total Expenditures | 191,426 | 1,057,840 | 672,176 | 602,723 | 741,223 | 435,440 | 484,806 |
| Ending Cash Balance | 6,754 | 6,814 | 6,638 | 6,915 | 6,792 | 6,352 | 6,546 |
| Memo: Bruner Trust Accrued Interest | - | 4,483 | 14,457 | 28,680 | 46,967 | 68,757 | 93,613 |

Page 1 of 3 Pages
4/2/2008 12:32 PM

# GALAXY ENERGY CORPORATION
## Dolphin Energy Corporation Budget

| | 3/15-3/31/2008 | 4/30/2008 | 5/31/2008 | 6/30/2008 | 7/31/2008 | 8/31/2008 | 9/30/2008 |
|---|---|---|---|---|---|---|---|
| Opening Cash Balance | 10,620 | 3,231 | 2,537 | 2,498 | 2,609 | 2,364 | 2,258 |
| **SOURCES** | | | | | | | |
| Bruner Trust Borrowings | 62,000 | 386,000 | 232,000 | 234,000 | 234,000 | 235,000 | 236,000 |
| Bruner Trust to cover field work | | | 235,000 | 115,000 | | | |
| Interest Income | - | - | - | - | - | - | - |
| Property Sales | - | - | - | - | - | - | - |
| Powder | - | - | - | - | - | - | - |
| Piceance | - | - | - | - | - | - | - |
| O&G Revenue | - | - | - | - | - | - | - |
| Powder River Basin | - | - | - | - | - | - | - |
| Piceance Basin | - | - | - | - | - | - | - |
| Cash Collateral (held)/paid | - | - | - | - | - | - | - |
| Total Sources | 62,000 | 386,000 | 467,000 | 349,000 | 234,000 | 235,000 | 236,000 |
| **EXPENDITURES** | | | | | | | |
| **Field Expense** | | | | | | | |
| Lease Operating Expense | 21,214 | 105,000 | 105,700 | 106,405 | 107,114 | 107,828 | 108,547 |
| Severance Tax | 2,100 | 2,100 | 2,100 | 2,100 | 2,100 | 2,100 | 2,100 |
| Legal | - | 5,000 | 5,000 | 5,000 | 5,000 | 5,000 | 5,000 |
| Royalty Payments | 8,800 | 8,800 | 8,800 | 8,800 | 8,800 | 8,800 | 8,800 |
| Powder River Energy | - | 34,000 | 34,085 | 34,170 | 34,256 | 34,341 | 34,427 |
| Other Utility | - | 10 | 10 | 10 | 10 | 10 | 10 |
| Delay Rental | - | 6,000 | 6,000 | 6,000 | 6,000 | 6,000 | 6,000 |
| Gas Gathering | 2,100 | 2,109 | 2,118 | 2,126 | 2,135 | 2,144 | 2,153 |
| Surface Damages | - | 2,800 | 2,800 | 2,800 | 2,800 | 2,800 | 2,800 |
| Workover Expense | - | 7,700 | 7,751 | 7,803 | 7,855 | 7,907 | 7,960 |
| | - | - | - | - | - | - | - |
| **G&A** | - | - | - | - | - | - | - |
| Salaries | 23,000 | 46,000 | 46,000 | 46,000 | 46,000 | 46,000 | 46,000 |
| Employee Benefits/Housing | 12,175 | 12,175 | 12,175 | 12,175 | 12,175 | 12,175 | 12,175 |
| Travel & Entertainment | - | - | - | - | - | - | - |
| Legal | - | - | - | - | - | - | - |
| Investor Relations | - | - | - | - | - | - | - |
| Office Rent & Expenses | - | - | - | - | - | - | - |
| Accounting Support | - | - | - | - | - | - | - |
| Transfer Agent Fees | - | - | - | - | - | - | - |
| Insurance | - | - | - | - | - | - | - |
| Pannonian Expenses | - | - | - | - | - | - | - |
| Investment Banking Fees | - | - | - | - | - | - | - |
| Audit Fees | - | - | - | - | - | - | - |
| Tax Prep Fees | - | - | - | - | - | - | - |
| Directors Fees | - | - | - | - | - | - | - |
| Reserve Report Prep Fees | - | - | - | - | - | - | - |
| Annual Report Prep & Distribution | - | - | - | - | - | - | - |
| **Bankruptcy Expense** | - | - | - | - | - | - | - |
| **Drilling, Completion & Facilities** | | | | | | | |
| Powder River Basin | - | - | 234,500 | 115,500 | - | - | - |
| Piceance Basin | - | - | - | - | - | - | - |
| **Interest Expense** | | | | | | | |
| Bruner Trust DIP Loan | | 1,700 | 4,543 | 7,263 | 9,207 | 10,770 | 12,340 |
| Amount Paid | | | | | | | |
| Amount Accrued | | (1,700) | (4,543) | (7,263) | (9,207) | (10,770) | (12,340) |
| Senior Debt | | | | | | | |
| Amount Paid | | | | | | | |
| Amount Accrued | | | | | | | |
| **Deposits** | | | | | | | |
| Powder River Energy | - | 64,000 | - | - | - | - | - |
| Bear Paw Energy | - | 9,000 | - | - | - | - | - |
| **Assume Contract and Cure** | | | | | | | |
| Continental Production | - | 82,000 | - | - | - | - | - |
| AP/AR Changes | - | - | - | - | - | - | - |
| Total Expenditures | 69,389 | 386,694 | 467,039 | 348,889 | 234,245 | 235,106 | 235,972 |
| Ending Cash Balance | 3,231 | 2,537 | 2,498 | 2,609 | 2,364 | 2,258 | 2,286 |
| Memo: Bruner Trust Accrued Interes | - | 1,700 | 6,243 | 13,507 | 22,713 | 33,483 | 45,823 |

Page 2 of 3 Pages
4/2/2008 12:32 PM

# GALAXY ENERGY CORPORATION
## Parent Only Budget

| | 3/15-3/31/2008 | 4/30/2008 | 5/31/2008 | 6/30/2008 | 7/31/2008 | 8/31/2008 | 9/30/2008 |
|---|---|---|---|---|---|---|---|
| Opening Cash Balance | 2,560 | 3,523 | 4,276 | 4,139 | 4,305 | 4,428 | 4,094 |
| **SOURCES** | | | | | | | |
| Bruner Trust Borrowings | 123,000 | 589,000 | 205,000 | 254,000 | 382,000 | 200,000 | 249,000 |
| Bruner Trust to cover field work | - | - | - | - | - | - | - |
| Interest Income | - | - | - | - | - | - | - |
| Property Sales | - | - | - | - | - | - | - |
| Powder | - | - | - | - | - | - | - |
| Piceance | - | - | - | - | - | - | - |
| O&G Revenue | - | - | - | - | - | - | - |
| Powder River Basin | 1,400 | 1,500 | 1,600 | 1,700 | 1,800 | 1,800 | 1,900 |
| Piceance Basin | 40,000 | 40,000 | 40,000 | 40,000 | 40,000 | 40,000 | 40,000 |
| Cash Collateral (held)/paid | (41,400) | 41,400 | (41,600) | (41,700) | 83,300 | (41,800) | (41,900) |
| Total Sources | 123,000 | 671,900 | 205,000 | 254,000 | 507,100 | 200,000 | 249,000 |
| **EXPENDITURES** | | | | | | | |
| **Field Expense** | | | | | | | |
| Lease Operating Expense | - | - | - | - | - | - | - |
| Severance Tax | - | - | - | - | - | - | - |
| Legal | - | - | - | - | - | - | - |
| Royalty Payments | - | - | - | - | - | - | - |
| Powder River Energy | - | - | - | - | - | - | - |
| Other Utility | - | - | - | - | - | - | - |
| Delay Rental | - | - | - | - | - | - | - |
| Gas Gathering | - | - | - | - | - | - | - |
| Surface Damages | - | - | - | - | - | - | - |
| Workover Expense | - | - | - | - | - | - | - |
| | - | - | - | - | - | - | - |
| **G&A** | - | - | - | - | - | - | - |
| Salaries & Empl Benefits | - | - | - | - | - | - | - |
| Travel & Entertainment | 3,600 | 7,200 | 7,200 | 7,200 | 7,200 | 7,200 | 7,200 |
| Legal | - | 13,500 | 13,500 | 13,500 | 13,500 | 13,500 | 13,500 |
| Investor Relations | 7,000 | 17,400 | 17,400 | 17,400 | 17,400 | 17,400 | 17,400 |
| Office Rent & Expenses | 14,437 | 14,437 | 14,437 | 14,437 | 14,437 | 14,437 | 14,437 |
| Accounting Support | 12,000 | 54,000 | 34,100 | 34,100 | 34,100 | 34,100 | 34,100 |
| Transfer Agent Fees | - | 2,000 | 2,000 | 2,000 | 2,000 | 2,000 | 2,000 |
| Insurance | - | - | - | 10,197 | 10,197 | 10,197 | 10,197 |
| Pannonian Expenses | - | 3,500 | 3,500 | 3,500 | 3,500 | 3,500 | 3,500 |
| Investment Banking Fees | - | 8,000 | 8,000 | 8,000 | 8,000 | 8,000 | 8,000 |
| Audit Fees | - | 15,000 | - | 10,000 | - | - | 10,000 |
| Tax Prep Fees | - | 7,000 | - | 5,000 | - | 5,000 | - |
| Directors Fees | - | 43,500 | - | 43,500 | - | - | 43,500 |
| Reserve Report Prep Fees | - | - | - | - | - | - | - |
| Annual Report Prep & Distribution | - | 25,000 | 20,000 | - | - | - | - |
| **Bankruptcy Expense** | 85,000 | 85,000 | 85,000 | 85,000 | 85,000 | 85,000 | 85,000 |
| **Drilling, Completion & Facilities** | | | | | | | |
| Powder River Basin | - | - | - | - | - | - | - |
| Piceance Basin | - | - | - | - | - | - | - |
| **Interest Expense** | | | | | | | |
| Bruner Trust DIP Loan | | 2,783 | 5,430 | 6,960 | 9,080 | 11,020 | 12,517 |
| Amount Paid | | | | | | | |
| Amount Accrued | | (2,783) | (5,430) | (6,960) | (9,080) | (11,020) | (12,517) |
| Senior Debt | | | | | | | |
| Amount Paid | | 375,610 | | | 311,644 | | |
| Amount Accrued | | | | | | | |
| **Deposits** | | | | | | | |
| Powder River Energy | | | | | | | |
| Bear Paw Energy | | | | | | | |
| **Assume Contract and Cure** | | | | | | | |
| Continental Production | | | | | | | |
| AP/AR Changes | - | - | - | - | - | - | - |
| Total Expenditures | 122,037 | 671,147 | 205,137 | 253,834 | 506,978 | 200,334 | 248,834 |
| Ending Cash Balance | 3,523 | 4,276 | 4,139 | 4,305 | 4,428 | 4,094 | 4,260 |
| Memo: Bruner Trust Accrued Interest | - | 2,783 | 8,213 | 15,173 | 24,253 | 35,273 | 47,790 |

Page 3 of 3 Pages
4/2/2008 12:32 PM

EXHIBIT 2

Secured Revolving Promissory Note

See attached.

SECURED REVOLVING PROMISSORY NOTE

$4,368,100.00                                                                                                                                   April 14, 2008

FOR VALUE RECEIVED, the undersigned, Galaxy Energy Corporation, a Colorado corporation, and Dolphin Energy Corporation, a Nevada corporation, (together, the “Borrowers”), hereby jointly and severally promise to pay to the order of Bruner Family Trust (the “Lender”), the principal sum of Four Million Three Hundred Sixty-Eight Thousand One Hundred Dollars ($4,368,100.00), or so much thereof as shall from time to time be advanced or readvanced to Borrowers in accordance with the Loan Agreement dated of even date herewith (the “Loan Agreement”), together with interest thereon on the unpaid principal balance thereof at an annual rate of ten percent (10%) per annum.  Principal and interest shall be payable as herein provided in lawful money of the United States of America to Lender at 1331 17th Street, Suite 1050, Denver, Colorado 80202, or at such other place as from time to time may be designated by the holder of this Note.

Interest on this Note shall accrue from the date(s) of advance of funds hereunder through the date(s) of payment.  The outstanding principal balance hereof from time to time and all accrued interest thereon shall be due and payable on November 15, 2008 or such earlier Maturity Date as provided in the Loan Agreement, at which time the outstanding principal balance hereof and all accrued and unpaid interest shall be due and payable in full.

Advances shall be made by Lender hereunder upon written request by Borrowers in a manner consistent with the Loan Agreement, including a statement of the amount and purpose of such request.  The aggregate outstanding amount of such advances shall not exceed the principal amount of this Note.

The payment of this Note and all interest hereon is secured by the Loan Agreement and by the Security Documents and the Orders (as such terms are defined in the Loan Agreement).  Reference is made to the Loan Agreement and Security Documents for a description of the collateral securing this Note.

This Note may be prepaid in full or in part at any time prior to maturity without premium or penalty.

Upon the failure of the Borrowers to make any principal and interest payment when due and payable on the Maturity Date or such earlier payment date required by the Loan Agreement, or any part thereof, or in the performance of any of the terms, agreements, covenants, or conditions contained in the Security Documents or the Loan Agreement, the principal balance hereof and the interest accrued hereon together with any additional sums to be paid under the Loan Agreement and Security Documents or advanced by the holder hereof, at the election of the holder hereof, may be declared to be forthwith due and payable and shall bear interest at the rate of thirteen percent (13%) percent per annum.  The failure to exercise this election upon a default shall not constitute a waiver of the right to exercise this option in the event of any subsequent or continuing default.

Borrowers and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise,

hereby severally waive demand, presentment, notice of dishonor or nonpayment, protest and notice of protest, and diligence in collecting and consent to substitution, release, or impairment of collateral, the taking of additional collateral, extensions of time for payment, and acceptance of partial payments, whether before, at, or after maturity.

Each Borrower and all parties now or hereafter liable for the payment hereof agree to pay all costs and expenses, including reasonable attorneys’ fees, incurred in collecting this Note or any part thereof and in preserving, securing possession of, and realizing upon any security of this Note.

This Note may not be amended, modified, or changed, nor shall any waiver of any provision hereby be effective except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

This Note is made and shall be governed by and interpreted in accordance with the laws of the State of Colorado and without regard to Colorado conflict of laws provisions.

GALAXY ENERGY CORPORATION

By:
Name:
Title:

DOLPHIN ENERGY CORPORATION

By:
Name:
Title: